Exhibit 99.1

NEWS RELEASE TRANSMITTED BY CCNMATTHEWS

FOR: OPEN TEXT CORPORATION

TSX SYMBOL: OTC

NASDAQ SYMBOL: OTEX

September 8, 2005

Open Text Reports Fourth Quarter 2005 Financial Results

WATERLOO, ONTARIO—(CCNMatthews—Sept. 8, 2005)—Open Text™ Corporation (NASDAQ:OTEX)(TSX:OTC), the leading independent provider of enterprise content management (ECM) software, today announced unaudited financial results for its fourth quarter and fiscal year that ended June 30, 2005. (1)

Total revenue for the fourth quarter was $109.4 million, compared to $105.0 million for the same period in the prior fiscal year. License revenue in the fourth quarter was $37.0 million, compared to $42.3 million in the fourth quarter of the prior fiscal year. Adjusted net income in the quarter was $9.0 million or $0.18 per share on a diluted basis, compared to $14.5 million or $0.27 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $5.0 million or $0.10 per share on a diluted basis, compared to $9.0 million or $0.16 per share on a diluted basis for the same period in the prior fiscal year. (2)

Total revenue for fiscal year 2005 was $414.8 million, compared to $291.1 million for the previous fiscal year. License revenue for fiscal year 2005 was $136.5 million, compared to $121.6 million in the previous fiscal year. Adjusted net income for fiscal year 2005 was $39.1 million, or $0.75 per share on a diluted basis, compared to adjusted net income of $40.1 million, or $0.85 per share on a diluted basis, for the prior fiscal year. Net income for fiscal year 2005 in accordance with US GAAP was $20.4 million, or $0.39 per share on a diluted basis, compared to the prior year’s net income of $23.3 million, or $0.49 per share on a diluted basis. (2)

Operating cash flow in the fourth fiscal quarter was $9.6 million. Accounts receivable as of June 30, 2005, totaled $81.9 million, compared to $83.0 million at June 30, 2004, and Days Sales Outstanding (DSO) was 67 days in the fourth quarter of fiscal 2005, compared to 71 days in the fourth quarter of fiscal 2004.

Open Text’s cash position remains strong. At the end of fiscal 2005, the Company had $82.3 million in cash, cash equivalents, and short-term investments. During the fourth quarter the Company repurchased approximately 1.0 million Common Shares under its share buyback program at a total cost of $16.1 million. Open Text has no debt.

“My primary objective for fiscal 2006 is to significantly increase Open Text’s profitability. Actions are well underway to rationalize staff levels and consolidate facilities to meet this goal. These actions will result in a savings of approximately $30.0 million for the current fiscal year and on an annualized basis, approximately $40.0 million beginning in fiscal 2007,” said John Shackleton, President and CEO of Open Text. “At the same time we are focusing on key initiatives, particularly email archiving and records management, which we believe are strategic to the ECM market.”

Guidance

For the first quarter of fiscal 2006 (ending September 30, 2005), the Company estimates revenue will be in the range of $85 million to $95 million with adjusted EPS of approximately $0.04 to $0.15.

The Company expects to take a restructuring charge of approximately $25 million to $30 million, with the majority of this charge being recorded during the first fiscal quarter ending September 30, 2005.

Open Text’s actual results for future periods and any charges taken may vary from the guidance presented and such variations may be material. Please see the Safe Harbour language below for information on the risks and uncertainties that may cause such variations. Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on September 8th, 2005, at 5:00 p.m. ET to discuss its final financial results for its fourth quarter and fiscal year 2005.

Date:	Thursday, September 8th, 2005
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning September 8, at 7:00 p.m. ET through 11:59 p.m. on September 22, 2005 and can be accessed by dialing 416-640-1917 and using pass code #21150752.

For more information or to listen to the call via Web cast, please use the following link: www.opentext.com/events/event.html?id=5424151

About Open Text

Open Text™ is a market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports almost 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995—Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. The Company is undergoing an audit of its Fiscal 2005 financial results and an audit of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. These audit procedures are not yet complete as of the date of this press release. There can be no assurance that the information as disclosed in this press release will not change following the completion of the audits or that material weaknesses will not be identified. Further, forward-looking statements also relate to, among other things, the Company’s expectations regarding the completion of the audit of our Fiscal 2005 financial statements and of the Sarbanes-Oxley Section 404 requirements as well as the timing of the filing of our Form 10-K, the future performance, financial and otherwise, of Open Text, the size and structure of any charges to be taken by Open Text in the future, the ability of Open Text to bring new products to market and increase profits, the ability of the Company to streamline its organization and the effectiveness of any cost reduction activities, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in and the drivers of growth in the ECM market and its estimated size, the Company’s position in the market and future opportunities therein, the benefits of the Company’s products to be realized by customers, the Company’s competitive position in the market, and the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the Company’s ability to satisfy in a timely manner the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted there under, the actual results and consequences of the Company’s review of its internal controls, the actual timing of the filing of the Company’s Annual Report on Form 10-K and the possibility that the Company may be unable to meet its future reporting requirements, risks involved in bringing new products to market, fluctuations in currency exchange rates, delays in purchasing decisions of customers, the competition faced by the Company, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and the Quarterly Report on Form 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1)	Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (loss), and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management internally evaluates the performance of the Company’s business. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a better indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. In view of this, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in thousands of US dollars) for the quarters ended June 30, 2005 and 2004:

	Three months ended June 30, 2005	Three months ended June 30, 2004
GAAP based “Net Income”	$5,033	$8,972
Amortization of intangibles	6,410	5,422
Legal settlements	—	539
Other (Income)/Expense	(748)	1,088
Tax Impact on Above	(1,702)	(1,485)
Non-GAAP based “Adjusted Net Income”	$8,993	$14,536

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS for the quarters ended June 30, 2005 and 2004; EPS has been calculated on a diluted basis:

	Three months ended June 30, 2005	Three months ended June 30, 2004
GAAP based “Net Income”	$0.10	$0.16
Amortization of intangibles	0.12	0.11
Legal settlement	—	0.01
Other (Income)/Expense	(0.01)	0.02
Tax Impact on Above	(0.03)	(0.03)
Non-GAAP based “Adjusted Net Income”	$0.18	$0.27

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in thousands of US dollars) for the fiscal years ended June 30, 2005 and 2004:

	Twelve months ended June 30, 2005	Twelve months ended June 30, 2004
GAAP based “Net Income”	$20,359	$23,298
Amortization of intangibles	24,409	11,306
Restructuring	(1,724)	10,005
Legal settlement	—	539
Other (Income)/Expense	3,116	(217)
Tax Impact on Above	(7,048)	(4,842)
Non-GAAP based “Adjusted Net Income”	$39,112	$40,089

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS for the fiscal year ended June 30, 2005 and 2004; EPS has been calculated on a diluted basis:

	Twelve months ended June 30, 2005	Twelve months ended June 30, 2004
GAAP based “Net Income”	$0.39	$0.49
Amortization of intangibles	0.47	0.24
Restructuring	(0.03)	0.21
Legal settlement	—	0.01
Other (Income)/Expense	0.06	—
Tax Impact on Above	(0.14)	(0.10)
Non-GAAP based “Adjusted Net Income”	$0.75	$0.85

The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP and (b) the assumptions referred to in note (2). This guidance assumes minimal fluctuations of currency exchange rates.

The following assumptions of Company management are an integral part of the guidance presented for the quarter ending September 30, 2005. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a)	The guidance assumes a fully diluted weighted average number of shares for the quarter ended September 30, 2005 of approximately 50 million shares.

(b)	Income taxes are assumed in the low 30% range on a GAAP net income basis.

(c)	Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

(d)	The guidance assumes no fluctuation in currency exchange rates.

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of US dollars, except per share data)

	Year ended June 30,
	2005	2004	2003
	(unaudited)	(audited)
Revenues:
License	$136,522	$121,642	$75,991
Customer support	179,178	108,812	63,091
Service	99,128	60,604	38,643

Total revenues	414,828	291,058	177,725
Cost of revenues:
License	11,540	10,784	6,550
Customer support	33,086	20,299	10,406
Service	81,367	47,319	28,241

Total cost of revenues	125,993	78,402	45,197

Gross profit	288,835	212,656	132,528
Operating expenses:
Research and development	65,139	43,616	29,324
Sales and marketing	114,553	87,362	54,532
General and administrative	46,110	22,795	13,509
Depreciation	11,040	7,103	5,009
Amortization of acquired intangible assets	24,409	11,306	3,236
Provision for (recovery of) restructuring	(1,724)	10,005	—

Total operating expenses	259,527	182,187	105,610

Income from operations	29,308	30,469	26,918

Other income (expense)	(3,116)	217	2,788
Interest income	1,377	1,210	1,228

Income before income taxes	27,569	31,896	30,934
Provision for income taxes	6,958	7,270	3,177

Income before minority interest	20,611	24,626	27,757
Minority interest	252	1,328	—

Net income for the year	$20,359	$23,298	$27,757

Net income per share—basic	$0.41	$0.53	$0.71

Net income per share—diluted	$0.39	$0.49	$0.67

Weighted average number of Common Shares outstanding
Basic	49,919	43,743	39,050

Diluted	52,092	47,272	41,393

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION

FOR THE THREE PERIODS ENDED JUNE 30, 2005 AND 2004

	June 30, 2005	June 30, 2004
	(unaudited)	(unaudited)
Net income	$5,033	$8,972
Adjustments:
Amortization of acquired intangible assets	6,410	5,422
Other (income) expense	(748)	1,088
Legal Settlement	—	539
Tax impacts	(1,702)	(1,485)

Total adjustments	3,960	5,564

Adjusted Net Income	$8,993	$14,536

Adjusted fully diluted net income per share	$0.18	$0.27

Shares used to compute earnings per share
Fully Diluted	50,319	54,799

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION

FOR THE FISCAL YEAR ENDED JUNE 30, 2005 AND 2004

	June 30, 2005	June 30, 2004
	(unaudited)	(unaudited)
Net income	$20,359	$23,298
Adjustments:
Provision for (recovery of) restructuring	(1,724)	10,005
Amortization of acquired intangible assets	24,409	11,306
Other (income) expense	3,116	(217)
Legal Settlement	—	539
Tax impacts	(7,048)	(4,842)

Total adjustments	18,753	16,791

Adjusted Net Income	$39,112	$40,089

Adjusted fully diluted net income per share	$0.75	$0.85

Shares used to compute earnings per share
Fully Diluted	52,092	47,272

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except per share data)

	As of June 30,
	2005	2004
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$79,898	$156,987
Accounts receivable—net of allowance for doubtful accounts of $3,125 as of June 30, 2005 and $3,628 as of June 30, 2004	81,936	82,996
Income taxes recoverable	11,350	7,041
Prepaid expenses and other current assets	8,438	6,550
Deferred tax asset	10,275	18,776

Total current assets	191,897	272,350
Restricted Cash	—	—
Capital assets	36,070	24,678

Goodwill	243,091	223,752
Restricted Cash	2,442	—
Deferred tax asset	36,499	27,668
Acquired intangible assets	127,981	116,588
Other assets	2,956	3,619

	$640,936	$668,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$80,468	$94,075
Deferred revenues	75,227	62,661
Deferred tax liability	10,128	10,892

Total current liabilities	165,823	167,628
Long term liabilities:
Accrued liabilities	25,579	21,520
Deferred revenues	103	915
Deferred tax liability	29,245	35,536

Total long term liabilities	54,927	57,971

Minority interest	4,431	10,051

Shareholders’ equity:
Share capital
48,136,932 and 51,054,786 Common Shares issued and outstanding at June 30, 2005, and June 30, 2004, respectively	407,393	427,015
Warrants Issued	—	22,705
Additional Paid in Capital	22,341	—
Accumulated other comprehensive income:
Cumulative translation adjustment	18,659	1,814
Minimum Pension Liability	(535)	—
Accumulated deficit	(32,103)	(18,529)

Total shareholders’ equity	415,755	433,005

Total Liabilities and shareholders’ equity	$640,936	$668,655

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of US dollars, except per share data)

	For the three months ended June 30,
	2005	2004
	(unaudited)	(unaudited)
Revenues:
License	$36,963	$42,348
Customer support	46,942	38,886
Service	25,468	23,750

Total revenues	109,373	104,984
Cost of revenues:
License	3,365	4,333
Customer support	8,520	7,456
Service	21,346	18,998

Total cost of revenues	33,231	30,787

Gross profit	76,142	74,197

Operating expenses:
Research and development	16,361	15,132
Sales and marketing	29,973	31,821
General and administrative	14,645	7,713
Depreciation	3,008	2,629
Amortization of acquired intangible assets	6,410	5,422
Provision for (recovery of) restructuring	—	—

Total operating expenses	70,397	62,717

Income from operations	5,745	11,480
Other income (expense)	748	(1,088)
Interest income	318	256

Income before income taxes	6,811	10,648
Provision for income taxes	1,479	1,373

Income before minority interest	5,332	9,275
Minority interest	299	303

Net income for the year	5,033	8,972
Adjusted net income for the period	8,993	14,536

Adjusted diluted net income per share	0.18	0.27
Net income per share—basic	$0.10	$0.18

Net income per share—diluted	$0.10	$0.16

Weighted average number of Common Shares outstanding
Basic	48,703	50,870
Diluted	50,319	54,799

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands of US dollars)

	Year ended June 30,
	2005	2004	2003
	(unaudited)	(audited)	(audited)
Cash flows from operating activities:
Net income for the year	$20,359	$23,298	$27,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,449	18,409	8,245
Provision for (recovery of) non-cash restructuring charges	(1,724)	684	—
Undistributed earnings related to minority interest	252	1,328	—
Deferred taxes	4,965	(2,244)	—
Other	1,362	—	—
Changes in operating assets and liabilities, net of assets acquired in business acquisitions:
Restricted Cash	(2,442)	—	—
Accounts receivable	8,337	(2,461)	1,259
Prepaid expenses and other current assets	(1,162)	5,058	354
Income taxes	(4,274)	188	(231)
Accounts payable and accrued liabilities	(11,676)	(10,798)	(123)
Deferred revenue	6,925	3,953	2,793
Other	—	104	(35)

Net cash provided by operating activities	56,371	37,519	40,019
Cash flows from investing activities:
Acquisition of capital assets	(17,909)	(6,112)	(3,615)
Purchase of Optura, net of cash acquired	(3,345)	—	—
Purchase of Vista, net of cash acquired	(23,690)	—	—
Purchase of Artesia, net of cash acquired	(5,057)	—	—
Additional purchase consideration for prior period acquisitions	(1,510)	—	—
Purchase of Gauss Interprise AG, net of cash acquired	(159)	(9,764)	—
Purchase of Domea eGovernment, net of cash acquired	—	(3,403)	—
Purchase of IXOS, net of cash acquired	(13,779)	19,367	—
Purchase of SER, net of cash acquired	—	—	—
Purchase of Centrinity, net of cash acquired	—	—	(11,369)
Purchase of Corechange Inc., net of cash acquired	—	—	(2,695)
Purchase of Eloquent Inc., net of cash acquired	—	—	(2,674)
Purchase of patent	—	—	(1,246)
Payments against acquisition accruals	—	—	(1,455)
Proceeds from available for sale securities	—	—	287
Other acquisitions	—	(3,163)	(603)
Business acquisition costs	(8,376)	(16,538)	(568)

Net cash provided by (used in) investing activities	(73,825)	(19,613)	(23,938)
Cash flows from financing activities:
Payments of obligations under capital leases	(48)	(386)	—
Proceeds from issuance of Common Shares	6,629	18,330	7,007
Proceeds from exercise of Warrants	770	4,660	—
Repurchase of Common Shares	(63,855)	—	(17,302)
Repayment of short-term bank loan	(2,189)	—	—
Other	—	(668)	243

Net cash provided by (used in) financing activities	(58,693)	21,936	(10,052)
Foreign exchange gain (loss) on cash held in foreign currencies	(942)	591	630
Increase (decrease) in cash and cash equivalents during the period	(77,089)	40,433	6,659
Cash and cash equivalents at beginning of period	156,987	116,554	109,895

Cash and cash equivalents at end of period	$79,898	$156,987	$116,554

FOR FURTHER INFORMATION PLEASE CONTACT:

Open Text Corporation

Greg Secord

Director, Investor Relations

+1-519-888-7111 ext. 2408

gsecord@opentext.com

OR

Open Text Corporation

Anne Marie Schwartz

Director, Investor Relations

+1-617-378-3369

aschwart@opentext.com

OR

Open Text Corporation

Alan Hoverd

Chief Financial Officer

+1-905-762-6222

ahoverd@opentext.com

INDUSTRY:	SOF
SUBJECT:	ERN